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                                                                       EXHIBIT 2





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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          VARIAN MEDICAL SYSTEMS, INC.,

                    VARIAN MEDICAL SYSTEMS NEW ZEALAND, LTD.

                                       and

                           IMPAC MEDICAL SYSTEMS, INC.



                            Dated as of June 6, 2000

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                                               TABLE OF CONTENTS
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                                                                                          PAGE

ARTICLE 1 DEFINITIONS........................................................................2

        1.1    DEFINED TERMS.................................................................2
        1.2    INTERPRETATION PROVISIONS....................................................12

ARTICLE 2 THE MERGER........................................................................12

        2.1    THE MERGER...................................................................12
        2.2    EFFECTIVE TIME...............................................................13
        2.3    EFFECT OF THE MERGER.........................................................13
        2.4    ARTICLES OF INCORPORATION; BYLAWS............................................13
        2.5    DIRECTORS AND OFFICERS.......................................................13
        2.6    CONVERSION OF SECURITIES.....................................................14
        2.7    SURRENDER OF CERTIFICATES....................................................15
        2.8    NO FURTHER OWNERSHIP RIGHTS IN SHARES OF COMPANY STOCK AND PREFERRED STOCK...16
        2.9    LOST, STOLEN OR DESTROYED CERTIFICATES.......................................16
        2.10   ESCROW OF MERGER SHARES......................................................16
        2.11   DISSENTING SHARES............................................................16
        2.12   OPTIONS......................................................................17
        2.13   TAX CONSEQUENCES.............................................................18
        2.14   TAKING OF NECESSARY ACTION; FURTHER ACTION...................................18

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................18

        3.1    ORGANIZATION OF THE COMPANY..................................................18
        3.2    CAPITALIZATION OF THE COMPANY................................................18
        3.3    STOCKHOLDERS' AGREEMENTS, ETC................................................19
        3.4    AUTHORIZATION................................................................19
        3.5    OFFICERS AND DIRECTORS.......................................................20
        3.6    BANK ACCOUNTS................................................................20
        3.7    SUBSIDIARIES, ETC............................................................20
        3.8    REAL PROPERTY................................................................20
        3.9    PERSONAL PROPERTY............................................................21
        3.10   ENVIRONMENTAL MATTERS........................................................22
        3.11   CONTRACTS....................................................................23
        3.12   NO CONFLICT OR VIOLATION; CONSENTS...........................................25
        3.13   PERMITS......................................................................25
        3.14   FINANCIAL STATEMENTS; BOOKS AND RECORDS......................................25
        3.15   ABSENCE OF CERTAIN CHANGES OR EVENTS.........................................26
        3.16   LIABILITIES..................................................................27
        3.17   LITIGATION...................................................................27
        3.18   LABOR MATTERS................................................................28
        3.19   EMPLOYEE BENEFIT PLANS.......................................................28
        3.20   TRANSACTIONS WITH RELATED PARTIES............................................32
        3.21   COMPLIANCE WITH LAW..........................................................32
        3.22   INTELLECTUAL PROPERTY........................................................32
        3.23   TAX MATTERS..................................................................33
        3.24   INSURANCE....................................................................35
        3.25   ACCOUNTS RECEIVABLE..........................................................36
        3.26   CUSTOMERS....................................................................36
        3.27   SUPPLIERS....................................................................36
        3.28   BROKERS; TRANSACTION COSTS...................................................36
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
        3.29   FOREIGN CORRUPT PRACTICES ACT................................................36
        3.30   FINANCIAL PROJECTIONS; OPERATING PLAN........................................36
        3.31   MATERIAL MISSTATEMENTS OR OMISSIONS..........................................37

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..................................37

        4.1    ORGANIZATION.................................................................37
        4.2    CAPITALIZATION...............................................................37
        4.3    AUTHORIZATION................................................................38
        4.4    NO CONFLICT OR VIOLATION; CONSENTS...........................................38
        4.5    REPORTS AND FINANCIAL STATEMENTS.............................................38
        4.6    ABSENCE OF CERTAIN CHANGES OR EVENTS.........................................39

ARTICLE 5 ACTIONS BY THE COMPANY AND PARENT PRIOR TO THE CLOSING............................39

        5.1    CONDUCT OF BUSINESS..........................................................39
        5.2    ACCESS BY PARENT.............................................................41
        5.3    NOTIFICATION OF CERTAIN MATTERS..............................................41
        5.4    NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC...............................41
        5.5    POOLING ACCOUNTING TREATMENT.................................................42
        5.6    COMPANY STOCKHOLDER APPROVAL.................................................42
        5.7    FAIRNESS HEARING; REGISTRATION OF SHARES.....................................42
        5.8    FIRPTA COMPLIANCE............................................................43
        5.9    NEW YORK STOCK EXCHANGE LISTING OF ADDITIONAL SHARES APPLICATION.............43
        5.10   TAKEOVER STATUTES............................................................43
        5.11   FURTHER ASSURANCES...........................................................43
        5.12   EMPLOYEES....................................................................44
        5.13   INDEMNIFICATION..............................................................44
        5.14   BOARD MEMBER.................................................................44
        5.15   TAX MATTERS..................................................................44

ARTICLE 6 CONDITIONS TO THE COMPANY'S OBLIGATIONS...........................................45

        6.1    REPRESENTATIONS, WARRANTIES AND COVENANTS....................................45
        6.2    FAIRNESS APPROVAL; EFFECTIVENESS OF REGISTRATION STATEMENT...................45
        6.3    GOVERNMENTAL CONSENTS........................................................45
        6.4    NO ACTIONS OR COURT ORDERS...................................................45
        6.5    STOCKHOLDER APPROVAL.........................................................45
        6.6    OPINION OF COUNSEL...........................................................45
        6.7    MATERIAL ADVERSE CHANGE......................................................46
        6.8    POOLING LETTERS..............................................................46
        6.9    LISTING......................................................................46

ARTICLE 7 CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS......................................46

        7.1    REPRESENTATIONS, WARRANTIES AND COVENANTS....................................46
        7.2    FAIRNESS APPROVAL; EFFECTIVENESS OF REGISTRATION STATEMENT...................46
        7.3    CONSENTS.....................................................................46
        7.4    NO ACTIONS OR COURT ORDERS...................................................47
        7.5    AGREEMENTS; EMPLOYEES........................................................47
        7.6    STOCKHOLDER APPROVAL.........................................................47
        7.7    OPINION OF COUNSEL...........................................................47
        7.8    LISTING......................................................................47
        7.9    AGREEMENTS WITH RELATED PARTIES..............................................47
        7.10   FIRPTA COMPLIANCE............................................................47
        7.11   DIRECTORS....................................................................47
        7.12   POOLING LETTERS..............................................................47
        7.13   MATERIAL ADVERSE CHANGE......................................................48
        7.14   DISSENTERS RIGHTS............................................................48
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
        7.15   401(K) PLAN TERMINATION......................................................48
        7.16   CARECORE CREDIT AGREEMENT....................................................48

ARTICLE 8 CLOSING...........................................................................48


ARTICLE 9 INDEMNIFICATION...................................................................48

        9.1    SURVIVAL OF REPRESENTATIONS, ETC.............................................48
        9.2    INDEMNIFICATION..............................................................49
        9.3    NO RIGHT OF CONTRIBUTION.....................................................51
        9.4    THRESHOLD; LIMITATIONS ON INDEMNITY..........................................51
        9.5    STOCKHOLDER REPRESENTATIVE; POWER OF ATTORNEY................................51

ARTICLE 10 MISCELLANEOUS....................................................................52

        10.1   TERMINATION..................................................................52
        10.2   ASSIGNMENT...................................................................53
        10.3   NOTICES......................................................................53
        10.4   CHOICE OF LAW................................................................54
        10.5   REPRESENTATION BY COUNSEL....................................................54
        10.6   ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.....................................54
        10.7   COUNTERPARTS.................................................................55
        10.8   INVALIDITY...................................................................55
        10.9   EXPENSES.....................................................................55
        10.10  PUBLICITY....................................................................55
        10.11  NO THIRD PARTY BENEFICIARIES.................................................55
        10.12  DISPUTE RESOLUTION...........................................................56
        10.13  WAIVER OF JURY TRIAL.........................................................56
        10.14  SERVICE OF PROCESS; CONSENT TO JURISDICTION..................................57
        10.15  ATTORNEY FEES................................................................57
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SCHEDULE 1.1(b)       "TO THE KNOWLEDGE" PARTIES
SCHEDULE 2.5          DIRECTORS AND OFFICERS OF SURVIVING CORPORATION
SCHEDULE 3.1          ORGANIZATION OF THE COMPANY
SCHEDULE 3.2(a)       AUTHORIZED CAPITALIZATION
SCHEDULE 3.2(b)       OPTIONS
SCHEDULES 3.3         STOCKHOLDERS' AGREEMENTS, ETC.
SCHEDULE 3.5          OFFICERS AND DIRECTORS
SCHEDULE 3.6          BANK ACCOUNTS
SCHEDULE 3.7          SUBSIDIARIES, ETC.
SCHEDULE 3.8(b)       LEASED REAL PROPERTY
SCHEDULE 3.9(b)       OWNED PERSONAL PROPERTY
SCHEDULE 3.9(c)       LEASED PERSONAL PROPERTY
SCHEDULE 3.10(a)      COMPLIANCE
SCHEDULE 3.10(d)      ENVIRONMENTAL INDEMNITIES
SCHEDULE 3.10(f)      ENVIRONMENTAL REPORTS
SCHEDULE 3.11(a)      CONTRACTS
SCHEDULE 3.11(b)      ABSENCE OF DEFAULTS
SCHEDULE 3.12         NO CONFLICT OR VIOLATION; CONSENTS
SCHEDULE 3.13         PERMITS
SCHEDULE 3.15         ABSENCE OF CERTAIN CHANGES OR EVENTS
SCHEDULE 3.17         LITIGATION
SCHEDULE 3.18(c)      SEVERANCE OBLIGATIONS
SCHEDULE 3.19         EMPLOYEE BENEFIT PLANS
SCHEDULE 3.20         TRANSACTIONS WITH RELATED PARTIES


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SCHEDULE 3.22(a)      GENERAL
SCHEDULE 3.23(a)      FILING OF TAX RETURNS
SCHEDULE 3.23(b)      PAYMENT OF TAXES
SCHEDULE 3.23(c)      AUDIT HISTORY; LIENS, ETC.
SCHEDULE 3.23(d)      TAX ELECTIONS
SCHEDULE 3.24         INSURANCE
SCHEDULE 3.25         ACCOUNTS RECEIVABLE
SCHEDULE 3.27         SUPPLIERS
SCHEDULE 3.28         BROKERS; TRANSACTION COSTS
SCHEDULE 4.4          NO CONFLICT OR VIOLATION; CONSENTS
SCHEDULE 5.1          CONDUCT OF BUSINESS
SCHEDULE 6.3          GOVERNMENTAL CONSENTS
SCHEDULE 6.6          OPINION OF COUNSEL
SCHEDULE 7.3          CONSENTS
SCHEDULE 7.7          OPINION OF COUNSEL
SCHEDULE 7.9          AGREEMENTS WITH RELATED PARTIES
SCHEDULE 9.2(a)       CONTINUING EMPLOYEES

EXHIBIT A             ESCROW AGREEMENT
EXHIBIT B             ARTICLES OF INCORPORATION
EXHIBIT C             TAX REPRESENTATION LETTERS

                        AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER is dated as of June 6, 2000 (the "AGREEMENT"), by and among Varian Medical Systems, Inc., a Delaware corporation ("PARENT"), Varian Medical Systems New Zealand, Ltd., a Delaware corporation ("SUB"), and IMPAC Medical Systems, Inc., a California corporation (the "COMPANY").

                                    RECITALS:

     A. The Boards of Directors of Parent, Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders for Parent, Sub and the Company to enter into a business combination upon the terms and subject to the conditions set forth herein.

     B. In furtherance of such combination, the Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the California Corporation Code (the "CCC") and the Delaware General Corporation Law (the "DGCL").

     C. Parent, Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization and that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder.

     D. Parent, Sub and the Company further intend that the Merger qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 ("APB 16") and the applicable rules and regulations of the SEC (as defined herein).

     E. Pursuant to the Merger, each outstanding share of common stock, par value $0.0001 per share, of the Company (the "COMPANY STOCK") shall be converted solely into the right to receive Parent Stock (as defined herein), upon the terms and subject to the conditions set forth herein.

     F. As an inducement to Parent and Sub to enter into this Agreement, certain shareholders of the Company have entered into (i) Support Agreements with Parent (the "SUPPORT AGREEMENTS"), pursuant to which, among other things, such shareholders have agreed to vote the shares of Company Stock owned by them in favor of the Merger and adoption of this Agreement, and (ii) Company Affiliate Agreements ("COMPANY AFFILIATE AGREEMENTS"), pursuant to which, among other things, certain shareholders of the Company have agreed to refrain from selling shares of Company Stock and Parent Stock during a specified period prior to and following consummation of the Merger.

     G. As an inducement to the Company to enter into this Agreement, certain affiliates of Parent have concurrently herewith entered into Parent Affiliate Agreements ("PARENT AFFILIATE AGREEMENTS"), pursuant to which, among other things, such stockholders have agreed to refrain


                                       1
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from selling shares of Parent Stock during a specified period prior to and following consummation of the Merger.

     H. As a further inducement to Parent and Sub to enter into this Agreement
(i) certain shareholders of the Company have concurrently herewith entered into Non-Competition Agreements (the "NON-COMPETITION AGREEMENTS"), and (ii) certain employees of the Company have executed Offer Letters (the "OFFER LETTERS"), to become employees of Parent, each of which shall become effective upon the occurrence of the Effective Time (as defined below).

     I. A portion of the shares of Parent Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "ACTION" shall mean any action, order, writ, injunction, judgment or decree outstanding, or claim, suit, litigation, proceeding, arbitration, mediation, investigation or dispute.

          "AFFILIATE" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "ANCILLARY AGREEMENTS" means the Escrow Agreement, the Non-Competition Agreements, the Support Agreements, the Parent Affiliate Agreements, the Company Affiliate Agreements, the Offer Letters and all other agreements required hereunder.

          "ASSETS" means the right, title and interest of the Company and its Subsidiaries in its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

          (a) all Contracts and Contract Rights;

          (b) all Fixtures and Equipment;

          (c) all Inventory;


                                       2
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          (d) all Books and Records;

          (e) all Proprietary Rights;

          (f) all Permits;

          (g) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to the Company or its Subsidiaries;

          (h) all cash, accounts receivable, deposits and prepaid expenses; and

          (i) all goodwill.

          "BALANCE SHEET" means the consolidated balance sheet of the Company as of the Balance Sheet Date.

          "BALANCE SHEET DATE" means September 30, 1999.

          "BENEFIT ARRANGEMENT" means any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan,
(b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such any entity).

          "BOOKS AND RECORDS" means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by the Company or its Affiliates.

          "BUSINESS" means the business and operations of the Company and its Subsidiaries.

          "CLOSING" has the meaning set forth in Section 2.1(b).


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          "CLOSING DATE" means the date of the Closing.

          "CLOSING PRICE" means the closing sales price of the Parent Stock on the New York Stock Exchange as reported in the Wall St. Journal for the Trading Day immediately prior to the Closing Date.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated as of December 1, 1999 between Parent and the Company.

          "COMPANY MATERIAL ADVERSE EFFECT" or "COMPANY MATERIAL ADVERSE CHANGE" means a Material Adverse Effect or Material Adverse Change with respect to the Company and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that this definition shall exclude (i) an adverse development in the Company's relationship with Siemens Medical Systems, Inc. ("Siemens"), (ii) loss of customers, sales or employees as a direct result of the announcement of the Merger, (iii) a change, event or development in the health care information services business generally, or (iv) changes directly as a result of the Noted Exceptions.

          "COMPANY OPTIONS" means options to purchase shares of Company Stock issued by the Company pursuant to the Company Stock Option Plans.

          "COMPANY STOCK OPTION PLANS" means the 1998 Stock Plan of the Company and the 1993 Stock Option Plan of the Company.

          "COMMON EXCHANGE RATIO" means the result of dividing (i) the Common Parent Shares, by (ii) the Number of Company Shares minus the Number of Preferred Shares.

          "COMMON PARENT SHARES" means the Number of Parent Shares minus the Preferred Parent Shares.

          "COMPANY STOCK" has the meaning set forth in the Recitals.

          "CONSENTS" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

          "CONTRACT RIGHTS" means all rights and obligations under the Contracts.

          "CONTRACTS" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which the Company or one of its Subsidiaries is a party or by which the Company or one of its Subsidiaries or any of the Assets are bound or affected, whether written or oral.

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          "COURT ORDER" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

          "DEFAULT" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

          "DEPOSITARY AGENT" means U.S. Trust Company National Association, as depositary agent under the Escrow Agreement, or any alternative or successor agent which (a) shall be designated by Parent and the Company if designated prior to Closing and (b) shall be designated in accordance with the terms of the Escrow Agreement if designated after Closing.

          "EFFECTIVE TIME" has the meaning set forth in Section 2.2.

          "EMPLOYEE PLANS" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          "EMPLOYEES" means all officers and directors of the Company and its Subsidiaries all other Persons employed by the Company and its Subsidiaries on a full or part-time basis.

          "ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, tax assessment, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "ENVIRONMENTAL CLAIMS" means all notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Company and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law,
(vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions,
(viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders

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or notices of violation from federal, state or local agencies or courts, and
(ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

          "ENVIRONMENTAL CONDITIONS" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Company or any of its predecessors in interest, or by its respective agents, representatives, employees or independent contractors when acting in such capacity on behalf of the Company. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company.

          "ENVIRONMENTAL LAWS" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other Governmental Authority.

          "ENVIRONMENTAL REPORTS" means any and all written analyses, summaries or explanations, in the possession or control of the Company or its Subsidiaries, prepared for the purpose of analyzing or assessing (a) any Environmental Conditions in, on or about the properties of the Company or
(b) the Company's compliance with Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company as set forth in Section 414(b), (c),
(m) or (o) of the Code.

          "ESCROW AGREEMENT" means the Escrow Agreement to be entered into among Parent, the Shareholder Representative and the Depositary Agent, substantially in the form of EXHIBIT A hereto.

          "ESCROW SHARES" has the meaning set forth in Section 2.10.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FACILITIES" means all offices, warehouses, administration buildings and all real property and related facilities leased by the Company or its Subsidiaries.

          "FINANCIAL STATEMENTS" means (a) the consolidated balance sheets of the Company (or its predecessor, as the case may be) as of September 30, 1999, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows, of the Company for the years ended September 30, 1999 and 1998, together with the report of PricewaterhouseCoopers LLP thereon, and (b) the consolidated balance sheets of the Company as of March 31, 2000 and March 31, 1999 and the related consolidated statements of income, changes in stockholders' equity and cash flows, of the Company for the three (3) and six (6) month periods then ended.

          "FIXTURES AND EQUIPMENT" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by the Company or its Subsidiaries, wherever located.

          "FORMER PROPERTIES" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by the Company or any predecessor prior to the date hereof, but excluding the Facilities.

          "GAAP" means generally accepted accounting principles as applied in the United States.

          "HAZARDOUS SUBSTANCES" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, asbestos, acids, metals, solvents and waste waters.

          "HSR ACT" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

          "INVENTORY" means all merchandise owned and intended for resale.

          "LIABILITY" means with respect to any Person any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by such Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

          "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or event, development or change with respect to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects, of such Person and its Subsidiaries, taken as a whole, or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

          "MULTIEMPLOYER PLAN" means any "multiemployer plan," as defined in
Section 4001(a)(3) or 3(37) of ERISA, which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

          "NET SALES TAX LIABILITY" means the amount by which the Company's Sales Tax Liability exceeds the amounts received by the Company from its customers with respect to such Sales Tax Liability.

          "NOTED EXCEPTIONS" means those items set forth on Schedules 3.15 and 5.1.

          "NUMBER OF COMPANY SHARES" means the number of shares of Company Stock issued and outstanding at the Effective Time plus the number of shares of Company Stock issuable upon all options, warrants, convertible securities and other rights to acquire Company Stock, including Company Options, outstanding at the Effective Time, whether vested or unvested.

          "NUMBER OF PARENT SHARES" means 3,271,947 shares of Parent Stock.

          "NUMBER OF PREFERRED SHARES" means 1,238,390 shares of Company Stock.

          "PARENT MATERIAL ADVERSE CHANGE" has the meaning set forth in Section
4.6 hereof.

          "PARENT STOCK" means the common stock, par value $1.00 per share, of Parent.

          "PENSION PLAN" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five (5) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

          "PERMITTED ENCUMBRANCES" means with respect to the Company
(a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if, in either such case, an adequate reserve, shall have been made therefor in the Company's financial statements, (b) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company and do not materially detract from the value of the property upon which such encumbrance exists, and (d) liens securing taxes, assessments and governmental charges not yet delinquent.

          "PERMITS" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets.

          "PERSON" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

          "PREFERRED EXCHANGE RATIO" means the result of dividing (i) Preferred Parent Shares, by (ii) the Number of Preferred Shares.

          "PREFERRED PARENT SHARES" means the sum of (i) the number of shares of Parent Stock equal to $2,000,000 divided by the Thirty Day Average Price, and
(ii) the product of (a) Number of Parent Shares, minus the number of shares of Parent Stock in clause (i), multiplied by (b) the Preferred Percentage.

          "PREFERRED PERCENTAGE" means the result of dividing (i) the Number of Preferred Shares, by (ii) the Number of Company Shares.

          "PROPRIETARY RIGHTS" means all (a) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (b) U.S. and foreign copyrights and registrations and applications for registration thereof, (c) U.S. and foreign mask work rights and registrations and applications for registration thereof, (d) Trade Secrets,
(e) URL and domain name registrations, (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium) and (h) licenses from third parties granting any rights to Company or Parent (as applicable) with respect to any of the foregoing.

          "REGULATIONS" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "RELATED PARTY" means (i) any of the Company's officers, directors and stockholders holding more than 5% of the outstanding shares of Company Stock or Preferred Stock, and any officers, directors, partners, associates or relatives of such officers, directors and stockholders, (ii) any Person in which the Company or any Stockholder or any Affiliate, associate or relative of any such Person has any direct or indirect interest, and (iii) any direct or indirect trustee or beneficiary of any Stockholder.

          "REPRESENTATIVE" of any Person means any officer, director, principal, attorney, accountant, agent, employee or other representative of such Person.

          "SALES TAX LIABILITY" means sales, use and similar taxes, together with any interest, penalty, addition to tax of additional amount imposed by any government authority responsible for the imposition of such taxes owed by the Company to any State (or State taxing authority) other than California, Florida, Minnesota, New York and Nevada as of the Closing Date.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "STOCKHOLDER" means each shareholder of the Company and "STOCKHOLDERS" means all shareholders of the Company, in each case as determined immediately prior to the Effective Time.

          "STOCKHOLDER CONSENT" has the meaning set forth in Section 5.6.

          "STOCKHOLDER REPRESENTATIVE" means David Auerbach.

          "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members to the board of directors, or other persons performing similar functions with respect to such corporation, is held, directly or indirectly, by such Person, (b) any partnership or limited liability company of which (i) such Person is a general partner or managing member or
(ii) such Person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

          "TAKEOVER STATUTE" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States.

          "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) including information returns, and any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

          "TAX" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, AD VALOREM, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign), (ii) in the case of the Company, liability for the payment of any amount described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, combined, consolidated or unitary group, and (iii) liability for the payment of any amounts of the type described in clause (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

          "THIRD PARTY LITIGATION" means any Action brought by any third party, relating to, arising out of, or in connection with, the transactions contemplated by this Agreement, including the Merger, which is pending at the Closing.

          "THIRTY DAY AVERAGE PRICE" means the average of the closing prices of the Parent Stock on the New York Stock Exchange as reported in the Wall Street Journal for the thirty-day period ending three days prior to the Effective Time.

          "TO THE KNOWLEDGE" or "KNOWLEDGE" of a party (or similar phrases) means to the extent of matters which are actually known, after reasonable inquiry, by such party and when used in respect of the Company, the term "to the knowledge" or "knowledge" shall mean the matters actually known, after reasonable inquiry, by each of the individuals listed on Schedule 1.1(b).

          "TRADE SECRETS" means all trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans marketing mailing and e-mail lists, and customer and supplier mailing and e-mail lists and information).

          "TRADING DAY" means any day on which the New York Stock Exchange is open and available for at least five (5) hours for the trading of securities.

          "TRANSMITTAL LETTER" has the meaning set forth in Section 2.7 hereof.

          "WELFARE PLAN" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

     1.2 INTERPRETATION PROVISIONS.

          (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The terms "include" and "including" are not limiting and mean "including without limitation."

          (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

          (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          (e) The parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

          (f) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                    ARTICLE 2
                                   THE MERGER

     2.1 THE MERGER.

          (a) EFFECTIVE TIME. At the Effective Time (as defined in Section 2.2 hereof), and upon the terms and subject to the conditions of this Agreement and the CCC and the DGCL, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) CLOSING. Unless this Agreement shall have been terminated pursuant to Section 10.1, and subject to the satisfaction (or the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place
(i) at the offices of Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, as promptly as practicable (and in any event within five (5) business days) after satisfaction (or the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7 or (ii) at such other time, date or place as Parent and the Company may mutually agree.

     2.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction (or the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, and provided that this Agreement has not been terminated pursuant to Section 10.1, the parties hereto shall cause the Merger to be consummated by executing and filing an agreement of merger, in form and substance reasonably acceptable to the Company and Parent as contemplated by the CCC (the "Agreement of Merger"), with the Secretary of State of California as provided in Section 1108 of the CCC and a certificate of merger as contemplated by the DGCL (the "Certificate Of Merger"), with the Secretary of State of Delaware as provided in
Section 251 of the DGCL. The time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time."

     2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the CCC and the DGCL.

     2.4 ARTICLES OF INCORPORATION; BYLAWS.

          (a) ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time, as amended as set forth in EXHIBIT B hereto, shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

          (b) BYLAWS. At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     2.5 DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the initial officers of the Surviving Corporation shall be the individuals set forth on SCHEDULE 2.5, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law. Upon request of Parent, the Company shall cause each or any director of the Company to tender his or her resignation prior to the Effective Time, with each such resignation to be effective as of the Effective Time.

     2.6 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Sub, the Company or any Stockholder:

          (a) NUMBER OF SHARES OF PARENT STOCK ISSUABLE. The number of shares of Parent Stock to be issued in connection with the Merger (including shares of Parent Stock issuable upon exercise of all Company Options outstanding as of the Effective Time to be assumed by Parent as provided herein) in exchange for the acquisition by Parent of all outstanding shares of Company Stock, Preferred Stock, all other capital stock of any class or series, and all outstanding options, warrants, or other securities to acquire capital stock of the Company, including Company Options, shall not exceed the Number of Parent Shares.

          (b) COMPANY STOCK; PREFERRED STOCK. Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.6(d) and Dissenting Shares (as provided in Section 2.11)) shall be converted into the right to receive, and become exchangeable for, such number of validly issued, fully paid and nonassessable shares of Parent Stock as equals the Common Exchange Ratio. Each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.6(d) and Dissenting Shares (as provided in Section 2.11)) shall be converted into the right to receive, and become exchangeable for, such number of validly issued, fully paid and nonassessable shares of Parent Stock as equals the Preferred Exchange Ratio. The shares of Parent Stock issued in connection with the Merger as a result of the conversions provided for in this Section 2.6(b) are sometimes referred to herein as the "Merger Shares."

          (c) SUB STOCK. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent one (1) validly issued, fully paid and nonassessable common share, par value $.01 per share, of the Surviving Corporation, so that thereafter Parent will be the sole and exclusive owner of the capital stock of the Surviving Corporation.

          (d) CANCELLATION. Each share of Company Stock and Preferred Stock held in the treasury of the Company or by any Subsidiary of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (e) FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Stock shall be issued in connection with the Merger, but in lieu thereof each Stockholder who would otherwise be entitled to receive a fraction of a Merger Share shall receive from Parent an amount of cash equal to the product of (i) the fraction of a share of a Merger Share to which such holder would otherwise be entitled multiplied by (ii) the Closing Price. The fractional share determination shall be made individually for each Stockholder after giving effect to the delivery of the Escrow Shares (as defined below) to the Depositary Agent, it being recognized that, as provided in Section 2.10, only whole shares may be delivered to the Depositary Agent.

          (f) ADJUSTMENTS TO EXCHANGE RATIOS. The Common Exchange Ratio and Preferred Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend, reorganization, reclassification, recapitalization or other like change with respect to Parent Stock, Preferred Stock or Company Stock after the date hereof and prior to the Effective Time.

     2.7 SURRENDER OF CERTIFICATES.

          (a) DISTRIBUTION OF TRANSMITTAL LETTER. As soon as practicable after the Effective Time, Parent shall cause to be mailed to each record holder of certificates or certificates evidencing Company Stock or Preferred Stock (the "Certificates") a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Parent or its designated representative and shall be in such form and have such other provisions as Parent shall reasonably specify) (the "Transmittal Letter") and instructions for such holder's use in effecting the surrender of the Certificate and the exercise of the rights of such holder to obtain its Merger Shares.

          (b) DELIVERY OF CERTIFICATES. Upon surrender to Parent or its designated representative of any Certificates for cancellation, together with a duly-executed and completed Transmittal Letter, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Stock (less such holder's pro rata portion of Merger Shares to be deposited with the Depositary Agent pursuant to Section 2.10 hereof) to which such holder is entitled pursuant to Section 2.6, plus cash in lieu of fractional shares.

          (c) CANCELLATION OF COMPANY STOCK AND PREFERRED STOCK. Upon surrender of each Certificate and delivery by Parent of the Merger Shares to be delivered in exchange therefor, such Certificate shall forthwith be canceled. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender the aggregate number of Merger Shares into which the Company Stock or Preferred Stock represented thereby shall have been converted in accordance with the terms and upon the conditions of this Agreement (including the requirement that a portion of such Merger Shares be deposited with the Depositary Agent), plus cash in lieu of fractional shares.

          (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF COMPANY STOCK AND PREFERRED STOCK. No dividends or other distributions with respect to Parent Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, promptly following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time, if any, theretofore payable with respect to such whole shares of Parent Stock.

     2.8 NO FURTHER OWNERSHIP RIGHTS IN SHARES OF COMPANY STOCK AND PREFERRED STOCK. The shares of Parent Stock delivered upon the surrender for exchange of Company Stock or Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock or Preferred Stock, and there shall be no further registration of transfers of Company Stock or Preferred Stock which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, the Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

     2.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Stock as may be required pursuant to Section 2.7; provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an indemnity or bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.10 ESCROW OF MERGER SHARES. Notwithstanding the other provisions of this
Article 2, Parent shall deliver to the Depositary Agent 10% of the Merger Shares (the "Escrow Shares"). The portion of the Escrow Shares contributed on behalf of each Stockholder shall be in proportion to the aggregate number of shares of Parent Stock which such holder would otherwise be entitled under Section 2.6. The Escrow Shares shall be withheld from the Parent Stock otherwise deliverable to the Stockholders. The Escrow Shares shall be deposited with the Depositary Agent and disbursed in accordance with the Escrow Agreement. The Escrow Shares shall be beneficially owned by the holders on whose behalf such shares were deposited.

     2.11 DISSENTING SHARES

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Stock or Preferred Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the CCC and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Parent Stock pursuant to Section 2.6, but the holder thereof shall only be entitled to such rights as are granted by the CCC.

          (b) Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Stock or Preferred Stock who demands dissenters' rights for such shares under the CCC shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissenters' rights, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Stock as provided in Section 2.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of its receipt of any written demands for dissenters' rights for any shares of Company Stock or Preferred Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the CCC and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters' rights under the CCC. The Company shall not, except with the prior written consent of Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for dissenters' rights for Company Stock or Preferred Stock or offer to settle or settle any such demands.

     2.12 OPTIONS.

          (a) Prior to the Effective Time, the Board of Directors of the Company (the "Company Board") (or, if appropriate, any committee thereof) and the Board of Directors of Parent (the "Parent Board") (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time, each outstanding Company Option, whether vested or unvested, shall be assumed by Parent and shall continue in effect on the same terms and conditions as in effect immediately prior to the Effective Time (subject to the adjustments in this Section 2.12) and each such Company Option shall be converted automatically into an option (a "New Option") to purchase the number of shares of Parent Stock, determined as provided below, at the exercise price, determined as provided below:

                    (i) The number of shares of Parent Stock to be subject to the New Option shall be equal to the product of (x) the number of shares of Company Stock remaining subject (as of immediately prior to the Effective Time) to the Company Option multiplied by (y) the Common Exchange Ratio, provided that the number of shares of Parent Stock resulting therefrom shall be rounded to the nearest whole share of Parent Stock.

                    (ii) The exercise price per share of Parent Stock under the New Option shall be equal to (x) the exercise price per share of the Company Stock under the Company Option, divided by (y) the Common Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

The adjustment provided herein with respect to any Company Option which is an "incentive stock option" (as defined in Section 422 of the Code) shall be, and is intended to be, effected in a manner which is consistent with Section 424(a) of the Code. Except as provided in this Section 2.12, after the Effective Time, each New Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Option immediately prior to the Effective Time (except that with regard to such New Option, any references to the Company shall be deemed, as appropriate, to mean Parent). Parent shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of shares of Parent Stock sufficient for issuance upon the exercise of New Options as contemplated by this Section 2.12.

          (b) Parent shall file promptly after the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) registering a number of shares of Parent Stock to be issued in connection with the exercise of the New Options as determined in this Section 2.12.

     2.13 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations. Unless otherwise required by law, the parties hereto shall treat the Merger as a reorganization under Section 368 of the Code for all Tax reporting purposes.

     2.14 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Sub, and the Company will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Parent with full right, title and possession to all the property, rights, privileges, power and franchises of the Company, the officers and directors of Sub, Parent and the Company immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As an inducement of Parent to enter into this Agreement, the Company hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Parent, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Parent prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise) or the Schedules otherwise expressly and completely disclose the specific exception. For purposes of this Article 3, the term "Company" shall mean the Company and, as applicable, the Subsidiaries of the Company.

     3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties and where the failure to be so qualified would, individually or in the aggregate, have a Company Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is set forth on SCHEDULE 3.1.

     3.2 CAPITALIZATION OF THE COMPANY.

          (a) AUTHORIZED CAPITALIZATION. As of the date of this Agreement, the authorized capitalization of the Company consists of (i) 15,000,000 shares of Company Stock of which 5,922,128 shares are issued and outstanding and (ii) 1,238,390 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), 1,238,390 of which are issued and outstanding, and no additional shares of capital stock of the Company will be issued after the date hereof except for shares issued in connection with the exercise of Company Options outstanding on the date hereof. The Company has no other capital stock authorized, issued or outstanding.
SCHEDULE 3.2(a) sets forth the name of each holder of shares of Company Stock and Preferred Stock, as well as the number of shares of Company Stock and Preferred Stock held by each such holder.

          (b) OPTIONS. As of the date of this Agreement, 781,520 shares of Company Stock are reserved for issuance upon the exercise of outstanding Company Options. SCHEDULE 3.2(b) sets forth the name of each holder of Company Options, as well as the number of the Company Options held by each such holder, the number of shares of Company Stock for which each such Company Option is exercisable, the date upon which each such Company Option becomes exercisable and the price per share of Company Stock for which each such Company Option is exercisable (without taking into account whether or not such Company Option is in fact exercisable on the date hereof). A true and correct copy of each Company Option and the Company Stock Option Plans have been made available to Parent.

          (c) NO OTHER CAPITAL STOCK, OPTIONS, WARRANTS. Except for the Company Options referred to above, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of the Company. Except for the aggregate of 781,520 shares of Company Stock reserved for issuance upon exercise of the Company Options, and 1,238,390 shares of Company Stock reserved for issuance upon conversion of the Preferred Stock, no shares of capital stock of the Company are reserved for issuance.

          (d) VALID ISSUANCES. All outstanding shares of Company Stock and Preferred Stock are, and any shares of Company Stock issued upon exercise of any Company will be, validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws, or any Contract. The Company Options have been, and the shares of Company Stock have been or will be, issued in compliance with all federal and state corporate and securities laws.

     3.3 STOCKHOLDERS' AGREEMENTS, ETC. Except as set forth on SCHEDULE 3.3, there are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of the Company.

     3.4 AUTHORIZATION. The Company has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which the Company is a party and has taken all corporate or other action, other than Stockholder Consent, necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The Stockholder Consent is the only consent or approval required to be obtained from the shareholders of the Company. This Agreement has been duly executed and delivered by the Company, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which the Company is a party will be, a valid and binding obligation of the

Company, enforceable against the Company in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     3.5 OFFICERS AND DIRECTORS. SCHEDULE 3.5 contains a true, correct and complete list of all the officers and directors of the Company.

     3.6 BANK ACCOUNTS. SCHEDULE 3.6 contains a list of all of the Company's bank accounts, safe deposit boxes and persons authorized to draw thereon or have access thereto.

     3.7 SUBSIDIARIES, ETC. The authorized capital stock of each of the Company's Subsidiaries is set forth on SCHEDULE 3.7. Excepts as set forth on
SCHEDULE 3.7, all of the outstanding shares of capital stock of the Company's Subsidiaries are owned of record and beneficially by the Company, free and clear of all Encumbrances. Except as set forth on SCHEDULE 3.7, since December 31, 1999, no shares of capital stock or other voting securities of any Subsidiary of the Company were issued, reserved for issuance, issuable or outstanding. All outstanding shares of capital stock of the Company's Subsidiaries are, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of any Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of such Subsidiaries may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any such Subsidiary or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any such Subsidiary. There are no voting trusts, proxies or other agreements or understandings to which the Company or its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock, or any other equity or voting security or interest of the Company or any of its Subsidiaries. Except for the Company's interest in the Subsidiaries or as set forth in SCHEDULE 3.7, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment in the form of debt or equity in, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide for or to make any investment in, any Person (other than financially insignificant holdings of publicly reporting companies held in order to obtain filings).

     3.8 REAL PROPERTY.

          (a) OWNED REAL PROPERTY. The Company does not own any real property.

          (b) LEASED REAL PROPERTY. SCHEDULE 3.8(b) sets forth all leases pursuant to which Facilities are leased by the Company (as lessee), true and correct copies of which have been delivered to Parent. Such leases constitute all leases, subleases or other occupancy agreements pursuant to which the Company occupies or uses Facilities. Except as set forth on SCHEDULE 3.8(b), the Company has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such leases (the "Leased Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. With respect to each such parcel of Leased Property
(i) there are no pending or, to the knowledge of the Company, threatened condemnation proceedings relating to, or any pending or, to the knowledge of the Company, threatened Actions relating to, the Company's leasehold interests in such Leased Property or any portion thereof, and (ii) the Company has not received notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto. With respect to each lease listed on
SCHEDULE 3.8(b), (i) there has been no material default under any such lease by the Company or, to the knowledge of the Company, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such lease, (iii) no action has been taken by the Company, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto without the consent of the Company under any such lease, (iv) no party has repudiated in writing to the Company any term thereof or threatened in writing to the Company to terminate, cancel or not renew any such lease, and
(vi) the Company has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

     3.9 PERSONAL PROPERTY.

          (a) GENERAL. The Company owns or leases all personal property (other than Proprietary Rights) necessary for the conduct of the Business as presently conducted, and such personal property (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of the Business as presently conducted.

          (b) OWNED PERSONAL PROPERTY. Except as set forth on SCHEDULE 3.9(b), the Company has good and marketable title to all such personal property (other than Proprietary Rights) owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property,
(ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than the Company) who are in possession of or who are using any such item of personal property.

          (c) LEASED PERSONAL PROPERTY. The Company has good and valid leasehold title to all Fixtures and Equipment leased by it from third parties, free and clear of any and all

Encumbrances. SCHEDULE 3.9(c) sets forth all leases for personal property (other than Proprietary Rights) involving annual payments in excess of $10,000, true and correct copies of which have been delivered or made available to Parent. With respect to each lease listed on SCHEDULE 3.9(c), (i) there has been no material default under such lease by the Company or, to the knowledge of the Company, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause (with or without notice and with or without the passage of time) a default under any such lease,
(iii) no action has been taken by the Company and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto without the consent of the Company under any such lease, (iv) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such lease, and
(v) the Company has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

     3.10 ENVIRONMENTAL MATTERS.

          (a) COMPLIANCE. The Company is in compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct the Business as currently being conducted or proposed to be conducted, except for such non-compliance as would not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect. All such Permits are listed on SCHEDULE 3.10(a). The Company has not received any notice to the effect that, or otherwise has knowledge that, (i) it is not in compliance in any material respect with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are reasonably likely to result in a failure of the Company to comply with, or a violation by the Company of, any such Environmental Laws or Permits required thereunder. The Company at all times during the previous five (5) years has been in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect.

          (b) ENVIRONMENTAL CLAIMS. There are no existing or, to the knowledge of the Company, potential Environmental Claims against the Company that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written notification or otherwise has any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Company.

          (c) HAZARDOUS SUBSTANCES. No underground tank for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances by the Company, its agents or contractors from any such underground tank or related piping and there have been no releases by the Company, it agents or contractors (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under federal or state law on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. In addition, to the knowledge of the Company, there have been no such releases by predecessors of the Company.

          (d) ENVIRONMENTAL INDEMNITIES. Except as set forth on SCHEDULE 3.10(d), the Company is not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any lease or other Contract (excluding insurance policies disclosed on the Schedules) under which the Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

          (e) NO RELEASES. The Company has not released any other Person from any claim under any Environmental Law or waived any rights concerning any actual or existing Environmental Condition.

          (f) ENVIRONMENTAL REPORTS. Complete and accurate copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments, which have been conducted, either by the Company or any Person engaged by the Company for such purpose, at any facility owned or formerly owned by the Company have been made available to Parent and a list of all such reports, audits and assessments is set forth on SCHEDULE 3.10(f).

     3.11 CONTRACTS.

          (a) DISCLOSURE. SCHEDULE 3.11 sets forth a complete and accurate list of all of the Contracts of the following categories:

               (i) Contracts not made in the ordinary course of business;

               (ii) License agreements or royalty agreements (x) where the Company is the licensee thereunder that require annual royalty payments in excess of $25,000 individually (excluding licenses that are commonly available on standard commercial terms, such as software "shrink-wrap" licenses), and
(y) where the Company is the licensor that either (A) are not entered into in the ordinary course of business, or (B) are with one of the Company's top 10 customers, measured by revenue for the twelve month period ending April 30, 2000;

               (iii) Confidentiality and non-disclosure agreements (whether the Company is the beneficiary or the obligated party thereunder);

               (iv) Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $50,000 after the date hereof or otherwise material to the Business or the Assets;

               (v) Contracts or commitments relating to commission arrangements with others that are material to the Business;

               (vi) Employment contracts, consulting contracts, contracts with independent contractors, severance agreements, "stay-bonus" agreements and similar arrangements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Company or (B) that will result in the payment by, or the creation of any Liability of the Company, the Stockholders or Parent to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

               (vii) Indemnification agreements;

               (viii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder (excluding credit provided by the Company in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

               (ix) Contracts containing covenants limiting the freedom of the Company, or any officer, director, Employee or Affiliate of the Company, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

               (x) Any Contract with the federal, state or local government or any agency or department thereof;

               (xi) Any Contract or other arrangement with a Related Party; and

               (xii) Any other Contract under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on the Company, individually or in the aggregate.

     Complete and accurate copies of all of the Contracts listed on SCHEDULE 3.11(a), including all amendments and supplements thereto, have been made available to Parent.

          (b) ABSENCE OF DEFAULTS. Except as set forth on SCHEDULE 3.11(b), all of the Contracts set forth on SCHEDULE 3.11(a) are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of the Company threatened) material Default or dispute. To the knowledge of the Company, all parties to sucSh Contracts have complied in all material respects with the provisions thereof, no party is in material Default thereunder and no notice of any claim of Default has been given to the Company.

          (c) PRODUCT WARRANTY. The Company has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of the Company, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date which could reasonably be expected to result in Liability to the Company exceeding $100,000 in the aggregate.

     3.12 NO CONFLICT OR VIOLATION; CONSENTS. Except as set forth on SCHEDULE 3.12, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of the Company, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or the passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Company is a party or by which the Company is bound or to which any of its respective assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Assets or the Business. Except as set forth on SCHEDULE 3.12, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by the Company in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     3.13 PERMITS. SCHEDULE 3.13 sets forth a complete list of all material Permits, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. The Company has at all times have had, all material Permits required under any applicable Regulation in its operation of the Business or in its ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. The Company is not in default, nor, to the knowledge of the Company, has the Company received any notice of any claim of default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on
SCHEDULE 3.13, will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

     3.14 FINANCIAL STATEMENTS; BOOKS AND RECORDS.

          (a) GENERAL. The Financial Statements are complete, are in accordance with the Company's Books and Records and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated thereby, in accordance with GAAP consistently applied throughout the periods covered thereby (except as otherwise expressly indicated in the notes to the Financial Statements and, in the case of interim financial statements, for (i) the lack of footnotes and (ii) year-end audit adjustments that are not material).

          (b) INTERNAL CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and
(iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (c) BOOKS AND RECORDS. The Books and Records, taken as a whole, fairly reflect in all material respects the activities of the Company and the Business.

          (d) ALL ACCOUNTS RECORDED. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records.

          (e) CORPORATE RECORDS. The stock records and minute books of the Company and its predecessor that have been made available to Parent fully reflect all minutes of meetings, resolutions and other material actions and proceedings of its stockholders, trustees and board of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of which the Company are aware and contain true, correct and complete copies of its respective Articles of Incorporation and Bylaws and all amendments thereto through the date hereof.

     3.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on SCHEDULE 3.15, since the Balance Sheet Date to the date hereof there has not been any:

          (a) Company Material Adverse Change;

          (b) failure to operate the Business in the ordinary course so as to use all commercially reasonable efforts to preserve the Business intact and to preserve the continued services of the Company's employees and the goodwill of suppliers, customers and others having business relations with the Company or its Representatives;

          (c) resignation or termination of any officer or manager, or any increase in the rate of compensation payable or to become payable to any officer or manager or Representative of the Company (other than general, regularly-scheduled reviews), including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined below);

          (d) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party except regular compensation to Employees;

          (e) sale, assignment, license, transfer or Encumbrance of any of the Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

          (f) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

          (g) disposition or lapsing of any Proprietary Rights of the Company, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

          (h) change in accounting methods or practices by the Company or revaluation by the Company of any of the Assets, including writing off or establishing reserves with respect to inventory, notes or accounts receivable (other than for which adequate reserves have been previously established;

          (i) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets, the Business or the prospects of the Company;

          (j) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any equity securities of the Company;

          (k) failure to pay any material obligation of the Company when due;

          (l) cancellation of any indebtedness or waiver of any rights of substantial value to the Company, except in the ordinary course of business and consistent with past practice;

          (m) indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company;

          (n) acquisition of any equity interest in any other Person; or

          (o) agreement by the Company directly or indirectly to do any of the foregoing.

     3.16 LIABILITIES. The Company has no Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (iii) Liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on SCHEDULE 3.11 or Liabilities which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. None of the Liabilities described in this
Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any Action.

     3.17 LITIGATION. Except as set forth on SCHEDULE 3.17, there is no Action, pending or, to the knowledge of the Company, threatened or anticipated, which if adversely determined against any the Company, its respective directors or officers, or any other Person could reasonably be expected to result in a loss to the Company, individually or in the aggregate, in excess of $100,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Company, the Business or any of the Assets.
SCHEDULE 3.17 contains a complete and accurate description of all Actions since December 31, 1996 to which the Company has been a party or which relate to any of the Assets or the Company's officers or directors as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by the Company for collection of monies owed in the ordinary course of business.

     3.18 LABOR MATTERS.

          (a) GENERAL. The Company is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of the Company. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted against it; and the Company has not experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of the Company or any Stockholder, threatened between the Company and its Employees, and neither the Company nor any Stockholder is aware of any facts which could reasonably result in any such controversy.

          (b) COMPLIANCE. The Company is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes and is not engaged in any unfair labor practice. The Company is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

          (c) SEVERANCE OBLIGATIONS. Except as set forth on SCHEDULE 3.18(c), the Company has not entered into any severance, "stay-bonus" or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Parent or the Company to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement (whether or not employment is continued for any specified period after the Effective Time). Except as set forth on SCHEDULE 3.18(c), neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

     3.19 EMPLOYEE BENEFIT PLANS.

          (a) SCHEDULE 3.19 contains a complete list of Employee Plans which cover or have covered employees of the Company. True and complete copies of each of the following documents have been delivered by the Company to Parent:
(i) Employee Plan (and, if applicable, related trust agreements, annuity contracts or other funding instruments) which covers or has covered employees of the Company (with respect to their relationship with the Company) and all amendments thereto, all current summary plan descriptions, the most recent summary of material modifications (as defined in ERISA) and all written interpretations and descriptions thereof which the Company generally distributes to participants therein and a complete description of any Employee Plan which is not in writing, (ii) the most recent determination letter issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Code (other than a Multiemployer Plan) which covers or has covered employees of the Company (with respect to their relationship with the Company), (iii) for the three (3) most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan or Welfare Plan which covers or has covered employees of the Company (with respect to their relationship with the Company), (iv) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company, and (v) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty (30) calendar days past due with respect to any Welfare Plan.

          (b) PENSION PLANS.

               (i) No Employee Plan is or was at any time subject to Title IV or
Part 3 of Title I of ERISA or Section 412 of the Code.

               (ii) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) which has been operated as a qualified plan (1) has received a favorable determination letter from the Internal Revenue Service stating that such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and
(2) the knowledge of the Company has been so qualified during the period from its adoption to date.

               (iii) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including, without limitation, ERISA and the Code.

          (c) MULTIEMPLOYER PLANS. Neither the Company nor any ERISA Affiliate has any liability with respect to a Multiemployer Plan, and no liability will arise or be imposed on the Company or any ERISA Affiliate under, or with respect to, any Multiemployer Plan.

          (d) WELFARE PLANS.

               (i) Each Welfare Plan which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including, without limitation, ERISA and the Code.

               (ii) Except as required by Section 4980B of the Code or Part 6 of Title 1, Subtitle B of ERISA, none of the Company, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company or an ERISA Affiliate from amending or terminating any such benefit plan or such Welfare Plan.

               (iii) Each Welfare Plan which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) and which is a "group health plan," as defined in Section 607(1) of ERISA, presently complies in all material respects with and has been operated in compliance in all material respects with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

               (iv) Neither the Company nor any ERISA Affiliate has, at any time, maintained, contributed to or had any obligation to maintain or contribute to any Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

               (v) The insurance policies or other funding instruments, if any, for each Welfare Plan provide coverage for each employee, consultant, independent contractor or retiree of the Company or any of its Subsidiaries (and, if applicable, their respective dependents) who has been advised by the Company, whether through an Employee Plan or otherwise, that he or she is covered by such Welfare Plan.

          (e) BENEFIT ARRANGEMENTS. Each Benefit Arrangement which covers or has covered employees or former employees of the Company (with respect to their relationship to the Company) presently complies and has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including, without limitation, the Code. Except as provided by law or in any employment agreement set forth on SCHEDULE 3.19, the employment of all persons presently employed or retained by the Company is terminable at will.

          (f) UNRELATED BUSINESS TAXABLE INCOME; UNPAID CONTRIBUTIONS. No Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any liability under Code Section 511. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Employee Plan.

          (g) DEDUCTIBILITY OF PAYMENTS. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company (with respect to such employee's relationship with the Company) that, individually or collectively, requires the payment by the Company of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (h) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. Neither the Company nor any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of the Company or any ERISA affiliate has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in
Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA so as to create any liability of the Company or any of its Subsidiaries or any Employee Plan. The Company has not participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan, and the Company and its Subsidiaries have not been assessed any civil penalty under Section 502(l) of ERISA.

          (i) LITIGATION. There is no action, order, writ, injunction, judgment or decree outstanding or claim (other than routine claims for benefits), suit, litigation, proceeding, arbitration proceeding, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending or, to the knowledge of the Company, anticipated or threatened against the Company, any ERISA Affiliate or any Employee Plan.

          (j) NO AMENDMENTS. Neither the Company nor any ERISA Affiliate has announced to employees, former employees, consultants or directors an intention to create, or otherwise created, a legally binding commitment to adopt any additional Employee Plan which is intended to cover employees or former employees of the Company (with respect to their relationship with the Company) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company or any of its Subsidiaries (with respect to their relationship with the Company or any of its Subsidiaries).

          (k) UNPAID CONTRIBUTIONS. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan, Multiemployer Plan or Welfare Plan.

          (l) INSURANCE CONTRACTS. No Employee Plan holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

          (m) NO ACCELERATION OR CREATION OF RIGHTS. Except as set forth on
SCHEDULE 3.18(c), neither the execution and delivery of this Agreement or the Ancillary Agreements by the Company nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

          (n) NO OTHER MATERIAL LIABILITY. To the knowledge of the Company, no event has occurred in connection with which the Company, any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (other than the payment of benefits under the terms of such Employee
Plan) (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

     3.20 TRANSACTIONS WITH RELATED PARTIES. Except for employment agreements and other compensation arrangements disclosed on SCHEDULE 3.20, no Related Party has (a) borrowed or loaned money or other property to the Company which has not been repaid or returned, (b) any contractual relationship or other claims, express or implied, of any kind whatsoever against the Company or (c) any interest in any property used by the Company.

     3.21 COMPLIANCE WITH LAW. The Company has conducted the Business in compliance with all applicable Regulations and Court Orders, except as would not reasonably be expected to cause a Company Material Adverse Effect. The Company has not received any notice to the effect that, or has otherwise been advised that, the Company is not in compliance with any such Regulations or Court Orders, and none of the Company has any reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

     3.22 INTELLECTUAL PROPERTY.

          (a) GENERAL. SCHEDULE 3.22(a) sets forth with respect to Proprietary Rights of the Company: (i) for each trademark, tradename or service mark, whether or not registered, the application serial number or registration number (if any), and the class of goods covered, the nature of the goods or services,
(ii) for any URL or domain name, the registration date, any renewal date and name of registry; (iii) for each registered copyrighted works, the number and date of registration for each country in which a copyright application has been registered, and (iv) for each mask work (if any), whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration. True and correct copies of all applications filed and registration for Proprietary Rights (including all pending applications, application related documents) owned or controlled by or on behalf of the Company have been provided or made available to Parent.

          (b) ADEQUACY. The Proprietary Rights owned and licensed by the Company are all those necessary for the normal conduct of the Business as presently conducted, including the design, manufacture and sale of all products currently under development or in production.

          (c) ROYALTIES AND LICENSES. Except for license and royalty agreements, which are set forth in SCHEDULE 3.11 or are permitted to be excluded from such Schedule by the provisions of Section 3.11(a)(ii), the Company has no obligation to compensate any Person for the use of any of its Proprietary Rights nor has the Company or any of its Subsidiaries granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

          (d) OWNERSHIP. The Company owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

          (e) ABSENCE OF CLAIMS. The Company (A) has not received any notice alleging, or otherwise has knowledge of the invalidity with respect to any of the Proprietary Rights of the Company or (B) has not received any notice of alleged infringement of any rights of others due to any activity by the Company. To the knowledge of the Company, the Company's use of its Proprietary Rights in its past and current products do not infringe upon or otherwise violate the valid Proprietary Rights of any third party anywhere in the world. No other Person (i) has notified the Company that it is claiming any ownership of or right to use any of the Company's Proprietary Rights or (ii) to the knowledge of the Company, is infringing upon any such Proprietary Rights in any way.

          (f) PROTECTION OF PROPRIETARY RIGHTS. All of the pending applications for the Company's owned Proprietary Rights have been duly filed, prosecution for such applications has been attended to and all maintenance and related fees have been paid. The Company has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of Trade Secrets that are material to the Business. The Company does not have knowledge of any breach of any such confidentiality or nondisclosure agreement by any party thereto.

     3.23 TAX MATTERS.

          (a) FILING OF TAX RETURNS. Each of the Company, any predecessor of the Company, and any affiliated group of corporations within the meaning of Section 1504(a) of the Code (and any similar state, local or foreign combined, consolidated or affiliated group) of which the Company or any such predecessor has been a member (collectively, the "Taxpayers") has duly and timely filed with the appropriate Taxing or other governmental authorities all Tax Returns required to be filed in respect of any Taxes on or before the Closing Date. The Tax Returns filed are complete, correct and accurate in all material respects. Except as set forth on SECTION 3.23(a), the Taxpayers have not requested any extension of time within which to file any such Tax Returns. The Company has delivered to Parent true and correct copies of all Tax Returns for the Tax years ended September 30, 1998, 1997 and 1996.

          (b) PAYMENT OF TAXES. All Taxes of the Taxpayers, in respect of periods or portions thereof ending on or before the Closing Date, have been paid, or will have been paid, or an adequate reserve has beSen established therefor in conformity with generally accepted accounting principles consistently applied, as set forth on SCHEDULE 3.23(b), and the Company has no liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that the Taxpayers have been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper Taxing authority.

          (c) AUDIT HISTORY; LIENS; ETC. Except as set forth on SCHEDULE 3.23(c), all Tax Returns of the Taxpayers for all periods ended on or prior to the Closing Date have been either examined by the Internal Revenue Service or other Tax authorities or relate to closed periods, all deficiencies asserted as a result of such examinations have been paid or finally settled, and no issue has been raised by the Internal Revenue Service or other Tax authority in any such examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no audits pending of any of the Taxpayers' Tax Returns by any Taxing authority, and there are no claims which have been or may be asserted relating to any of the Taxpayers' Tax Returns filed for any year which if determined adversely would result in the assertion by any governmental agency or Tax authority of any deficiency. There are no Encumbrances on any of the Assets of the Company that arose in connection with the failure to pay any Tax (other than for current Taxes not yet due and payable). There have been no waivers or extensions of statutes of limitations by the Company. The Company has previously delivered to Parent true and correct copies of any forms, report, protests, closing agreements or other documents submitted to, or received from, any Tax authority within the past two years in connection with any audit,S examination, proceeding or litigation.

          (d) TAX ELECTIONS. All elections with respect to Taxes affecting the Company as of the date hereof are set forth on SCHEDULE 3.23(d). No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting the Company shall be made after the date of this agreement without Parent's prior written consent. The Company: (i) has not made or will make a deemed dividend election under Treasury Regulation Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code;
(ii) has not consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the Company's assets; (iii) has not agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has not made an election, or is required, to treat any asset of the Company as owned by another person pursuant to the provisions of Section 168(f) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or as Tax-exempt bond financed property or Tax-exempt use property within the meaning of Section 168 of the Code; or (v) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

          (e) PRIOR AFFILIATED GROUPS. The Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. The Company has no liability for the Taxes of any Person other than the Company
(i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

          (f) TAX SHARING AGREEMENTS. There are no, and at the Closing Date there will be no, Tax-sharing agreements or similar arrangements with respect to or involving the Company, and, after the Closing Date, the Company shall not be bound by any such Tax-sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

          (g) PARTNERSHIPS AND SINGLE MEMBER LLCS. The Company is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income Tax purposes. The Company does not own a single member limited liability company that is treated as a disregarded entity for federal income Tax purposes.

          (h) WITHHOLDING. For purposes of withholding under Section 1445 of the Code, the Stockholders are not "foreign persons" as defined in Section 1445(f)(3) of the Code. The transactions contemplated herein are not subject to the Tax withholding provisions of Section 3406 of the Code or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

          (i) EXCESS PARACHUTE PAYMENTS. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or which would result in a disallowed deduction under Section 162(m) of the Code.

          (j) TAX RESERVES. The unpaid Taxes of the Company do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary differences between book and Tax basis of assets and liabilities) set forth or included in the Balance Sheet, as adjusted for the passage of time through the Closing, in accordance with the past custom and practice of the Company.

          (k) MISCELLANEOUS TAX REPRESENTATIONS. None of the assets of the Company directly or indirectly secures any debt the interest on which is Tax-exempt under Section 103(a) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Company has not ever participated in and is not participating in an international boycott within the meaning of Section 999 of the Code. The Company has not and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     3.24 INSURANCE. SCHEDULE 3.24 contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which the Company is the owner, insured or beneficiary. All of such policies are sufficient for compliance with all Regulations and all of the Contracts. The Company is not in default under any of such policies or binders, and has not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. There are no facts known to the Company upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date.

     3.25 ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 3.25, the accounts and notes receivable reflected in the Balance Sheet, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

     3.26 CUSTOMERS. To the Company's knowledge, since December 31, 1999, there has been no actual or threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction, except as a direct result of the announcement of the transactions contemplated hereby.

     3.27 SUPPLIERS. SCHEDULE 3.27 sets forth a complete and accurate list of the names and addresses of the ten (10) suppliers with the greatest dollar volume of sales to the Company during the last fiscal year and during the last fiscal quarter, showing the approximate total purchases in dollars by the Company from each such supplier during such fiscal year and quarter. Since the Balance Sheet Date, there has been no Company Material Adverse Change in the business relationship of the Company with any supplier named on SCHEDULE 3.27. The Company has not received any written communication from any supplier named on SCHEDULE 3.27 of any intention to return, terminate or materially reduce services or supplies to the Company.

     3.28 BROKERS; TRANSACTION COSTS. Except as set forth on SCHEDULE 3.28, the Company has not entered into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Parent or the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     3.29 FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any predecessor, nor to the knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company or any predecessor has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     3.30 FINANCIAL PROJECTIONS; OPERATING PLAN. The Company has made available to Parent certain financial projections with respect to the Business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable as of the date of this Agreement.

     3.31 MATERIAL MISSTATEMENTS OR OMISSIONS. To the knowledge of the Company, no representations or warranties by the Company in this Agreement or any Ancillary Agreement to which it is a party or in the schedules or exhibit hereto or thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     As an inducement of the Company to enter into this Agreement, except as set forth on the Parent Schedule of Exceptions attached to this Agreement, Parent represents and warrants to the Company as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct: The Parent Schedules of Exceptions are numbered to correspond to the various sections of this Article 4 setting forth certain exceptions to the representations and warranties contained in this Article 4 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Parent Schedule of Exceptions shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise) or such Schedules otherwise expressly and completely disclose the specific exception.

     4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has full corporate power and authority to conduct its business as it is presently being conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would, individually or in the aggregate, have a Parent Material Adverse Effect. Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

     4.2  CAPITALIZATION.

          (a) Parent has authorized under its Certificate of Incorporation 99,000,000 shares of Parent Stock and 1,000,000 shares of preferred stock, par value $1.00 per share of which, as of May 10, 2000, 31,226,500 shares of Parent Stock and no shares of preferred stock were issued and outstanding. Parent has no other stock authorized, issued or outstanding.

          (b) Except for Parent Options, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Parent.

          (c) All outstanding shares of Parent Stock issued or to be issued upon exercise of any of the Parent Options will be validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, Parent's Certificate of Incorporation or Bylaws or any Contract.

          (d) The Merger Shares to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

     4.3 AUTHORIZATION. Each of Parent and Sub has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all corporate action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder, including approval of the Parent's Board of Directors. Approval of Parent's stockholders is not required for Parent to enter into this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Parent and Sub, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which each of Parent and Sub is a party will be, a valid and binding obligation of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     4.4 NO CONFLICT OR VIOLATION; CONSENTS. Except as set forth on SCHEDULE 4.4, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Parent or Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of Parent's or Sub's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Parent or Sub is a party or by which Parent or Sub is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to Parent or Sub or (d) impose any Encumbrance on any assets of Parent or Sub. Except as set forth on SCHEDULE 4.4, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Parent or Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     4.5 REPORTS AND FINANCIAL STATEMENTS. Parent has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act, and has previously provided or made available to the Company true and complete copies of all reports filed by Parent with the SEC since January 1, 1999 (the "SEC Reports"). Such SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports, as of its date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent, including the notes thereto, included in the SEC Reports have been prepared in accordance with GAAP consistently applied (except as otherwise stated in the footnotes to the financial statements) and fairly present in all material respects the consolidated financial condition of Parent as at the dates thereof and consolidated results of operations and cash flows for the periods then ended.

     4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth in the SEC Reports, since March 31, 2000, there has not been any fact, event, circumstance or change affecting or relating to Parent and its Subsidiaries, taken as a whole, which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, or (B) the likelihood of Parent to consummate the Merger and the other transactions contemplated by this Agreement (a "Parent Material Adverse Effect"); provided, however, that a Parent Material Adverse Effect shall not include any adverse effect following the date of this Agreement which is solely attributable to cShanges, event or development in the medical equipment business generally.

                                   ARTICLE 5
             ACTIONS BY THE COMPANY AND PARENT PRIOR TO THE CLOSING

         The Company, Parent and Sub, each as indicated below, covenant as follows for the period from the date hereof through the Closing Date:

     5.1 CONDUCT OF BUSINESS. From the date hereof through the Closing, the Company shall, except as set forth on SCHEDULE 5.1, as otherwise expressly contemplated by this Agreement, or as consented to by Parent in writing,
(i) operate the Business solely in the ordinary course of business and in accordance with past practice and will maintain its books, records and accounts in accordance with GAAP, consistent with past practices, (ii) use its commercially reasonable efforts to maintain the Company's current financial condition, including working capital, (iii) use its commercially reasonable efforts to maintain the Business, retain the Employees so that such Employees will remain available to the Surviving Corporation on and after the Closing Date, maintain existing relationships with material suppliers and customers and others having business dealings with the Company and otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date and (iv) will not, in any event, take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, except as set forth on Schedule 5.1, as specifically contemplated by this Agreement or as consented to by Parent in writing, which consent shall not be unreasonably withheld:

          (a) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person in excess of $50,000 in the aggregate;

          (b) issue (except pursuant to Company Options outstanding on the date of this Agreement and disclosed on SCHEDULE 3.2(b)) or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock;

          (c) declare, pay or incur any obligation to pay any dividend on its capital stock or declare, make or incur any obligation to make any distribution or redemption with respect to capital stock;

          (d)make any change to the Company's Articles of Incorporation or Bylaws;

          (e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for the sale of inventory to customers in the ordinary course of business and consistent with past practice;

          (f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it;

          (g) make any investment or commitment of a capital nature either by purchase of stock or securities, contributions to capital, business or product line acquisitions, property transfer or otherwise, or by the purchase of any property or assets of any other Person in excess of $50,000 in the aggregate;

          (h) terminate any material Contract or make any change in any material Contract;

          (i) enter into or modify any employment Contract, (ii) pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements,
(iii) pay or agree to pay any bonus, incentive compensation, service award, severance, "stay bonus" or other like benefit, (iv) enter into or modify any other Employee Plan, or (v) modify the Company Stock Option Plan;

          (j) enter into or modify any Contract or other arrangement with a Related Party;

          (k) make any change in any method of accounting or accounting practice other than as required by GAAP, law or regulatory authority;

          (l) make or change any election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (m) commence any Action or other legal proceeding;

          (n) do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice; or

          (o) directly or indirectly take, agree to take or otherwise permit to occur any of the actions described in Sections 5.1(a) through 5.1(n).

     5.2 ACCESS BY PARENT. Subject to the Confidentiality Agreement, from the date hereof through the Closing Date, the Company shall, and shall cause the Company's officers, Employees and Representatives to, afford the Representatives of the Parent and those of its lenders reasonable access upon reasonable notice and at all reasonable times to its Business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, Books and Records, Contracts and other Assets, and shall furnish Parent and its Representatives and those of its lenders, upon reasonable notice and in a timely manner, all financial, operating and other data and information as Parent or its affiliates, through their respective Representatives, may reasonably request.

     5.3 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company shall promptly notify Parent of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in a Company Material Adverse Effect or to materially adversely affect the ability of the Company to consummate any of the transactions contemplated hereby.

     5.4 NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC. The Company represents that since the execution of that certain letter of intent dated as of May 1, 2000, it has not engaged in any discussions or negotiations with, or provided any information to or otherwise cooperate with, any party other than Parent with respect to an Acquisition Transaction. From the date hereof until termination of this Agreement pursuant to its terms (the "Exclusivity Period"), none of the Company or any of its shareholders, Subsidiaries or Affiliates, or any of their respective officers, employees, representatives or agents, will directly or indirectly, encourage, solicit, initiate, have or continue any discussions or negotiations with or participate in any discussions or negotiations with or provide any information to or otherwise cooperate in any other way with, or enter into any agreement, letter of intent or agreement in principle with, or facilitate or encourage any effort or attempt by any Person, other than Parent and its employees, representatives and agents, concerning any merger, sale of substantial assets, sale of shares of capital stock, investment or similar transaction involving the Company or any Subsidiary or division of the Company (all such transactions being referred to herein as "Acquisition Transactions"). If any indication of interest, letter of intent, agreement in principle, offer or proposal or request for information either in writing or verbally with respect to an Acquisition Transaction is received by the Company or any of its shareholders, Subsidiaries or Affiliates or any of their respective officers, employees, representatives or agents during the Exclusivity Period, including any indication of interest, letter of intent, agreement in principle, offer or proposal or request for information from Siemens or any of its Subsidiaries or Affiliates, the Company shall notify Parent immediately (orally and in writing) of such receipt.

     5.5 POOLING ACCOUNTING TREATMENT. The Company and Parent shall use diligent efforts in good faith to take actions within their control to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests under APB 16 and applicable SEC rules and regulations, and to have such accounting treatment accepted by the Company's independent public accountants, by Parent's independent public accountants, and by the SEC, respectively. The Company and the Parent agree that none of them will knowingly take any action that would cause such accounting treatment not to be obtained.

     5.6 COMPANY STOCKHOLDER APPROVAL. The Company agrees that it will use its best efforts to obtain from Stockholders owning a majority of the Company Stock and Stockholders owning a majority of the Preferred Stock a written consent in lieu of a meeting of such Stockholders approving the Merger and adopting this Agreement (the "Stockholder Consent").

     5.7 FAIRNESS HEARING; REGISTRATION OF SHARES. Parent, Sub and the
Company shall each take all steps necessary or desirable, utilize all commercially reasonable efforts and cooperate with one another in every way to obtain as promptly as practicable the approval of the Commissioner of the California Department of Corporations (the "Commissioner") of the fairness (the "Fairness Approval") of the terms and conditions of the issuance of the Parent Stock as contemplated by this Agreement after a hearing held pursuant to Section 25142 of the CCC and the rules of the Commissioner thereunder. The Company shall promptly notify Parent if the Company becomes aware that one of its shareholders intents to dissent or object to the Merger and the transactions contemplated hereby at such hearing. If for any reason whatsoever the Commissioner does not render a Fairness Approval of the terms and conditions of the issuance of the Parent Stock as contemplated by this Agreement (or if Parent determines in its reasonable judgment not to pursue such a hearing; provided that Parent shall consult with the Company prior to making such determination), the parties hereto agree to take all steps necessary and desirable, utilize all commercially reasonable efforts and cooperate with one another in every way to have the issuance of the shares of Parent Stock to be issued in the Merger registered with the SEC on Form S-4 or a successor registration form (the "Registration Statement") by filing with the SEC as promptly as practicable after the decision to utilize the Registration Statement is made, the Registration Statement with respect to the Parent Stock to be issued in connection with the Merger, which shall be in form and substance satisfactory to Parent (but with advance copies provided to the Company for its review and comment, which such comments shall be promptly conveyed by the Company). Each of Parent and the Company will use all commercially reasonable efforts to respond to any comments of the SEC. Each of Parent and the Company will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or additional information, and will supply the other party with copies of all correspondence between such party or any of its representatives and the SEC with respect to the Registration Statement. As promptly as practicable after comments are received from the SEC, Parent shall file with the SEC an amendment to the Registration Statement and Parent and the Company shall use all commercially reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Registration Statement, Parent or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC and/or mailing to shareholders of the Company, such amendment or supplement.

     5.8 FIRPTA COMPLIANCE. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.9 NEW YORK STOCK EXCHANGE LISTING OF ADDITIONAL SHARES APPLICATION. Parent shall use its commercially reasonable efforts to cause the Merger Shares to be authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

     5.10 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the Board of Directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

     5.11 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Closing, (i) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to use their respective commercially reasonable efforts to cause the Merger to qualify, and will not take any actions which to their knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code, (iii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iv) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable commercial efforts (A) to obtain any necessary Consents (including, without limitation, all filings required to be made under the HSR Act with respect to this Agreement and the transactions contemplated hereby), (B) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (C) to fulfill all other conditions to this Agreement. Notwithstanding the foregoing, (y) no amendment or modification shall be made to any Contract to obtain any required Consent without the prior written consent of Parent and (z) no party hereto or any of their respective Affiliates shall be required to sell, transfer, divest or otherwise dispose of any of its respective business, assets or properties in connection with this Agreement or any of the transactions contemplated hereby. Each party shall deliver customary closing certificates and representations for the purpose of facilitating delivery of the opinions of counsel and the outside independent accountants contemplated by this Agreement.

     5.12 EMPLOYEES. As soon as practicable after the Effective Time (the "Benefits Date"), Parent shall provide, or cause to be provided, compensation, vacation and leave, employee benefit plans, programs and arrangements to employees of the Company that are the same as those made generally available to similarly situated employees of the Parent; provided that compensation will not be lower than the current compensation paid by the Company. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Company), the Parent shall provide or cause to be provided, the employee compensation, vacation and leave, benefit plans, programs and arrangements of the Company provided to employees of the Company as of the date hereof (other than any 401(k) Plan (as defined in Section 7.15) or any Benefit Arrangement providing for equity compensation). Each Company employee who continues to be employed by Parent or any of its Subsidiaries immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for all services with the Company for all purposes, including without limitation, for eligibility to participate and vesting under any plans of the Parent for years of service with the Company or its Subsidiaries (or, if applicable, predecessor entities) prior to the Effective Time. Parent shall cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to the Company participants in such plans and their eligible dependents and shall provide them with credit for any co-payments, deductibles, offsets (or similar payments) prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent plans in which they are eligible to participate after the Effective Time. Payments under profit sharing plans for the Company and Parent for the fiscal year ended September 30, 2000 will be determined on a stand-alone basis, as reasonably determined by the President of the Surviving Corporation and the Chief Financial Officer of Parent.

     5.13 INDEMNIFICATION. The provisions with respect to indemnification that are set forth in the articles of incorporation and bylaws of the Company, and any director and officer indemnification agreement with the Company, shall not be amended, repealed or otherwise modified for a period of four years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at anytime prior to the Effective Time were directors or officers of the Company. Parent shall cause the Company to fulfill its obligations under the article of incorporation and bylaws and such indemnification agreements.

     5.14 BOARD MEMBER. Promptly after the Effective Time, Parent and the Shareholder Representative shall agree upon one individual to be added to the Board of Directors of Parent, provided that such individual shall not be an employee or former employee of Parent or the Company. To the extent legally permitted, the individual shall be added to the class of directors with the longest term remaining.

     5.15 TAX MATTERS. Prior to the Closing, each of Parent, Sub and the Company shall execute and deliver to Orrick, Herrington & Sutcliffe LLP and to Latham & Watkins the tax representation letters in substantially the form of Exhibit C (which shall be used in connection with the legal opinions contemplated in Sections 6.6 and 7.7).

                                   ARTICLE 6
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of the Company, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects, except for representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except for representation and warranties made as of a certain date, which shall be true and correct as of such date), and Parent and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to the Company a certificate of Parent and Sub signed by their President and Chief Financial Officer to the foregoing effect ("Parent Closing Certificate").

     6.2 FAIRNESS APPROVAL; EFFECTIVENESS OF REGISTRATION STATEMENT. The Fairness Approval shall have been obtained, or, if the Fairness Approval has not been obtained, then the Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order (or similar action) suspending the effectiveness of the Registration Statement shall have been issued by the SEC, as applicable.

     6.3 GOVERNMENTAL CONSENTS. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated. All other Consents, approvals and waivers from governmental authorities necessary to permit consummation of the Merger, as set forth on Schedule 6.3, shall have been obtained and all approvals required under any Regulations to permit Parent and Sub, as set forth on Schedule 7.3, to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

     6.4 NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or Stockholder shall have been instituted which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements, and neither the Company nor Parent shall have received notice of any such Action by any governmental authority. There shall not be any Court Order that makes the acquisition of the Company stock contemplated hereby illegal or otherwise prohibited.

     6.5 STOCKHOLDER APPROVAL. The Company shall have obtained the Stockholder Consent.

     6.6 OPINION OF COUNSEL. The Company shall have received (i) an opinion of Latham & Watkins, counsel to Parent and Sub, dated as of the Closing, in customary form and reasonably acceptable to the Company, and (ii) a tax opinion of Orrick, Herrington & Sutcliffe, counsel to the Company covering the items set forth in SCHEDULE 6.6, dated as of the Closing, in customary form and reasonably acceptable to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, it being understood that such counsel may rely on the tax representation letters referred to in Section 5.15.

     6.7 MATERIAL ADVERSE CHANGE. Since September 30,1999 there shall not have been any change, event or development which, individually or in the aggregate, has had or could reasonably be expect to have a Parent Material Adverse Change.

     6.8 POOLING LETTERS. Parent shall have received a letter (a "Pooling Letter") from each of the Company's independent certified public accountants, PricewaterhouseCoopers LLP, and Parent's independent certified public accountants, PricewaterhouseCoopers LLP, dated the Closing Date, satisfactory to Parent in its sole discretion, concurring in management's assertion that the business combination contemplated by this Agreement and the Ancillary Agreements qualifies as a pooling of interests under APB 16 and the applicable rules and regulations of the SEC.

     6.9 LISTING. The Parent Stock to be issued in the Merger have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

                                   ARTICLE 7
                  CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS

         The obligations of Parent and Sub to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Parent, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, except for representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except for representations and warranties made as of a certain date, which shall be true and correct as of such date), and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to Parent a certificate of the Company signed by its Chief Executive Officer and its President (the "Company Closing Certificate").

     7.2 FAIRNESS APPROVAL; EFFECTIVENESS OF REGISTRATION STATEMENT. The Fairness Approval shall have been obtained, or, if the Fairness Approval has not been obtained, then the Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order (or similar action) suspending the effectiveness of the Registration Statement shall have been issued by the SEC, as applicable.

     7.3 CONSENTS. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated. All other Consents, approvals and waivers from governmental authorities and other third parties necessary to permit consummation of the Merger, as set forth on Schedule 7.3, shall have been obtained and all approvals required under any Regulations to permit the Company, as set forth on Schedule 6.3, to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and copies shall have been provided to Parent.

     7.4 NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or any Stockholder shall have been instituted which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements, and neither the Company or Parent shall have received notice of any such Action by any governmental authority. There shall not be any Court Order that makes the acquisition of the Company stock contemplated hereby illegal or otherwise prohibited.

     7.5 AGREEMENTS; EMPLOYEES. The Support Agreement, the Parent Affiliate Letter, the Company Affiliate Letter, the Offer Letter and the Non-Competition Agreement shall be in full force and effect. Joseph K. Jachinowski and James P. Hoey shall be employees of the Company and shall have indicated that they intend to retain their status as employees of the Company on the terms and conditions set forth in their Offer Letters.

     7.6 STOCKHOLDER APPROVAL. The Company shall have obtained the Stockholder Consent.

     7.7 OPINION OF COUNSEL. Parent shall have received (i) an opinion of Orrick, Herrington & Sutcliffe, LLP, counsel to the Company, dated as of the Closing, in customary form and reasonably acceptable to Parent covering the items set forth on SCHEDULE 7.7, and (ii) a tax opinion of Latham & Watkins, counsel to Parent, dated as of Closing, in customary form and reasonably acceptable to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, it being understood that such counsel may rely on the tax representation letters referred to in Section 5.15.

     7.8 LISTING. The Parent Stock to be issued in the Merger have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

     7.9 AGREEMENTS WITH RELATED PARTIES. All agreements between the Company and its Affiliates (other than ordinary course agreements relating to employee compensation and benefits) shall have been terminated, except as set forth on
Schedule 7.9.

     7.10 FIRPTA COMPLIANCE. The statement in the form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) shall be executed and delivered.

     7.11 DIRECTORS. The directors of Company shall resign, effective as of the Effective Time.

     7.12 POOLING LETTERS. Parent shall have received a letter (a "Pooling Letter") from each of the Company's independent certified public accountants, PricewaterhouseCoopers LLP, and Parent's independent certified public accountants, PricewaterhouseCoopers LLP, dated the Closing Date, satisfactory to Parent in its sole discretion, concurring with management's assertion that the business combination contemplated by this Agreement and the Ancillary

Agreements qualifies as a pooling of interests under APB 16 and the applicable rules and regulations of the SEC, provided that this condition shall be deemed satisfied if the sole reason such Pooling Letters can not be delivered is due to actions taken by Parent after the date hereof and prior to the Effective Time.

     7.13 MATERIAL ADVERSE CHANGE. There shall not have been any change, event or development since September 30, 1999, which, individually or in the aggregate, has had or could reasonably be expect to have a Company Material Adverse Change.

     7.14 DISSENTERS RIGHTS. Stockholders of not more than 5% of the total outstanding Company Stock and Preferred Stock (on an as converted basis), combined, shall have demanded dissenters' rights pursuant to the CCC.

     7.15 401(K) PLAN TERMINATION. Unless Parent and the Company agree otherwise in writing, the Board of Directors of the Company shall adopt resolutions terminating, effective at least two (2) days prior to the Closing Date, any Employee Plan which is intended to meet the requirements of Section 401(k) of the Code (each such Employee Plan, a "401(k) Plan"). At the Closing, the Company shall provide Parent (i) executed resolutions of the Board of Directors of the Company authorizing such termination and (ii) an executed amendment to each such 401(k) Plan intended to assure compliance with all applicable requirements of the Code and regulations thereunder. As soon as practicable following the Closing Date, to the extent consistent with provisions of the Code, ERISA and other applicable law, Parent agrees to use all reasonable efforts to permit the direct rollover of amounts distributed from any 401(k) Plan (including any outstanding participant loan balances distributed from a 401(k) Plan)to a defined contribution plan that Parent or an ERISA affiliate of Parent maintains that is intended to be tax-qualified.

     7.16 CARECORE CREDIT AGREEMENT. CareCore, Inc. shall have entered into a revolving credit agreement with Joseph K. Jachinowski, James P. Hoey and David Auerbach, which agreement will provide CareCore, Inc. with sufficient funds to meet its monthly operating obligations through December 31, 2000.

                                    ARTICLE 8
                                     CLOSING

         On the Closing Date at the location of the Closing the Company and Parent shall execute and deliver all documents and agreements the receipt of which are conditions to the obligations of the other to consummate the Merger.

                                   ARTICLE 9
                                 INDEMNIFICATION

     9.1 SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive the Closing Date, and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at, any time before (i) the earlier of the first anniversary of the Closing Date or the date of the audit report on the first financial statements of Parent containing combined operations of the Company and Parent for those representations and warranties related to matters expected to be encountered in the audit process, and (ii) the first anniversary of the Closing Date for all other representations and warranties (the "Claim Expiration Date"). No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     9.2  INDEMNIFICATION.

          (a)  General.

               (i)  Subject in all cases to the limits of Section 9.2(c) and
Section 9.4, subsequent to the Closing, the Stockholders (other than holders of Dissenting Shares) at the Effective Time (the "Indemnifying Parties") shall indemnify Parent, its Affiliates, and each of their respective, officers, directors, employees, stockholders and agents ("Parent Indemnified Parties") against, and hold each of the Parent Indemnified Parties harmless from, any damage, claim, loss, cost, Tax, Liability or expense, including without limitation, judgments, settlements, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value, response action, removal action or remedial action, each calculated after giving effect to any tax benefits associated with such item and the tax costs of any indemnification pursuant to this Section 9.2, (collectively "Damages") incurred by any such Parent Indemnified Party, that are incident to, arise out of, in connection with, or related to, the breach of any warranty, representation, covenant or agreement of the Company or any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby. The Indemnified Parties shall not be required to make any indemnification payment unless a Claim is initiated prior to Claim Expiration Date.

               (ii) Subject in all cases to the limits of Section 9.2(c), the Indemnifying Parties shall indemnify the Parent Indemnified Parties against, and hold each of the Parent Indemnified Parties harmless from fifty percent (50%) of Damages incurred after the date hereof (including after the date hereof and prior to the Effective Time) by any such Parent Indemnified Party, that are incident to, arise out of, in connection with, or related to, any Third Party Litigation.

               (iii)In the event that fewer than four of the individuals set forth on Schedule 9.2(a) are employees of the Company as of the Effective Time and have indicated that they intend to retain their status as an employee of the Company (the "Continuing Employees"), then the Indemnifying Parties shall indemnify the Parent Indemnified Parties against, and hold each harmless from, the actual out-of-pocket costs and expenses incurred by such Parent Indemnified parties in connection with identifying, interviewing and hiring an employee or employees to replace all but one of the individuals on Schedule 9.2(a) who are not Continuing Employees.

               (iv) In the event that the Company's Net Sales Tax Liabilities exceeds $620,000, then the Indemnifying Parties shall indemnify the Parent Indemnified Parties against, and shall hold each harmless from, the amount of Net Sales Tax Liabilities owed by the Company in excess of $620,000.

     The term "Damages" as used in this Section 9.2 is not limited to matters asserted by third parties against Parent Indemnified Parties, but includes Damages incurred or sustained by such Persons in the absence of third party claims.

          (b)  Procedure for Claims.

          If a claim for indemnification pursuant to Section 9.2 (a "Claim") is to be made by a Parent Indemnified Party entitled to indemnification hereunder, the Parent Indemnified Party claiming such indemnification (the "Indemnified Party") shall give written notice (a "Claim Notice") to the Shareholder Representative promptly after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.2. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure, and then only to the extent thereof.
In the case of a Claim brought pursuant to Section 9.2(a)(i) (but not 9.2(a)
(ii) or 9.2(a)(iv)) involving the assertion of a claim by a third party (whether pursuant to a lawsuit, other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Shareholder Representative shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense,
(1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Shareholder Representative shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Shareholder Representative elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 9.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if thSe named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to retain one firm of separate counsel of its own choosing. If the Shareholder Representative fails to assume the defense of such Third-Party Claim in accordance with this Section 9.2(b) within fifteen (15) calendar days after receipt of the

Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Shareholder Representative) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Shareholder Representative, which consent shall not be unreasonably withheld. In the event the Shareholder Representative assumes the defense of the claim, the Shareholder Representative shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Shareholder Representative reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 9.2(b) and for any final judgment (subject to any right of appeal).

          (c)  Exclusive Remedy; Escrow Shares Sole Recourse.

     The indemnification pursuant to this Section 9.2 shall be the exclusive remedy for all Parent Indemnified Persons with respect to matters for which indemnification may be sought. With respect to each claim for indemnity under this Section 9.2, the liability of each Indemnified Party shall be limited to his pro rata portion of the amount claim. In no event shall any Indemnified Party's obligation to provide indemnification exceed the amount of such Indemnified Party's interest in the Escrow Shares.

     9.3 NO RIGHT OF CONTRIBUTION. After the Closing, the Indemnifying Parties shall have no right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of the Company.

     9.4  THRESHOLD; LIMITATIONS ON INDEMNITY.

     With respect to Claims made pursuant to Sections 9.2(a)(i) and 9.2(a)(ii), the Parent Indemnified Parties shall not be entitled to recover for any Damages from the Escrow Shares until such time as the Damages claimed by the Parent Indemnified Parties pursuant to such Sections in the aggregate exceed $250,000 (the "Damage Threshold"), at which time the Parent Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, including the initial $250,000 thereof. Notwithstanding the foregoing, no Parent Indemnified Party shall be entitled to recover Damages with respect to any Claim pursuant to such Sections 9.2(a)(i) and 9.2(a)(ii) where the Damages arising out of such Claim (and Claims directly related to such Claim) do not exceed $15,000.

     9.5  STOCKHOLDER REPRESENTATIVE; POWER OF ATTORNEY.

          (a) STOCKHOLDER REPRESENTATIVE. In the event that the Merger is approved by the Stockholders, effective upon such vote, and without further act of any Stockholder, the Stockholder Representative shall for each Stockholder (other than shareholders, if any, as shall have perfected their dissenters' rights under the CCC) enter into the Escrow Agreement, and take all actions required or permitted under the Escrow Agreement or this Agreement with respect to the interests and rights of the Stockholders with respect to the indemnity under this Article 9. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a majority of the Escrow Shares agree to such removal and to the identity of the substituted Stockholder Representative. Any vacancy in the position of Stockholder Representative may be filled by approval of the holders of a majority of the Escrow Shares. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for his services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Stockholders.

          (b) EXCULPATION. The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders (other than shareholders, if any, as shall have perfected their dissenters' rights under the CCC) shall jointly and severally indemnify the Stockholder Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) ACTIONS OF THE STOCKHOLDER REPRESENTATIVE. A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision for all of the Stockholders for whom a portion of the Escrow Shares otherwise issuable to them are deposited with the Depositary Agent pursuant to the Escrow Agreement, and shall be final, binding and conclusive upon each of such Stockholders, and the Depositary Agent and Parent may rely exclusively upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of every such Stockholder. The Depositary Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 TERMINATION.

          (a) This Agreement may be terminated at any time prior to Closing:

              (i) By the written agreement of Parent and the Company;

              (ii) By Parent or the Company if the Closing shall not have occurred on or before October 6, 2000, other than due to a breach of this Agreement by the party seeking to terminate; unless Parent has not received the Fairness Approval and has filed a Registration Statement, in which case such date shall be extended to December 6, 2000;

              (iii) By Parent or the Company if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger,

          (b) In the event of termination of this Agreement:

              (i) The provisions of this Article X and the Confidentiality Agreement shall continue in full force and effect; and

              (ii) Except as expressly provided herein, no party hereto shall have any liability to any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the formal termination of this Agreement.

     10.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of Parent, or by Parent or Sub without the prior written consent of the Company.

     10.3 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

     If prior to the Closing, to the Company:

          Impac Medical Systems, Inc.
          100 West Evelyn Avenue
          Mountain View, California 94041-1464
          Attn: Joseph K. Jachinowski
                President and CEO
          fax: (650) 623-8915

     With a copy to:

          Orrick, Herrington & Sutcliffe LLP
          Old Federal Reserve Bank
          400 Sansome Street
          San Francisco, California 94111-3143
          Attn: Alan Talkington, Esq.
          fax: (415) 773-5759

     If to the Stockholder Representative:

          David Auerbach
          CareCore, Inc.
          565 Castro Street

          Mountain View, California 94043

     If to Parent or Sub or, if after the Closing, to the Surviving Corporation:

          Varian Medical Systems, Inc.
          3100 Hansen Way
          Palo Alto, California 94304
          Attn: Richard M. Levy, Ph.D.
                President and CEO
          fax: (650) 424-5994

     With a copy to:

          Latham & Watkins
          135 Commonwealth Drive
          Menlo Park, California 94025
          Attn: Peter Kerman, Esq.
          fax: (650) 463-2650

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

     10.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California, without giving effect to any choice of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.

     10.5 REPRESENTATION BY COUNSEL. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

     10.6 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with the Ancillary Agreements and all exhibits and schedules hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     10.9 EXPENSES.

          (a) Each party will pay for its own legal, accounting and other costs and expenses incurred with respect to the negotiation and execution of this Agreement, except that upon the consummation of the Merger, Parent shall assume all of the Company's legal, accounting, financial advisory and other professional costs and expenses incurred with respect to the negotiation, execution and consummation of this Agreement.

          (b) If this Agreement is terminated pursuant to its terms and the Company or its shareholders, Subsidiaries or Affiliates and Siemens or any Subsidiary or Affiliate of Siemens enters into a definitive agreement with respect to an Acquisition Transaction within one year of the date hereof which is then consummated, then the Company shall on the date such Acquisition Transaction is consummated pay to Parent $5,000,000 in cash in immediately available funds as compensation for the time spent and expenses incurred by Parent in connection with the negotiation, execution and evaluation of the Merger and this Agreement. Except with respect to the Company's breach of this Agreement, the $5,000,000 payment will be Parent's sole compensation if the Company enters into such an Acquisition Transaction. If the Company fails to pay the amounts due pursuant to this 10.9(b) when due, the Company shall pay interest on such amount at the rate of 10% per annum commencing on the date when such payment was due. This Section 10.9(b) shall no longer be effective if the Merger is not consummated due to Parent's breach of this Agreement.

     10.10 PUBLICITY. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, Parent shall be permitted to make any public statement without obtaining the consent of the Company if (i) the disclosure is required by law or the requirements of the New York Stock Exchange and
(ii) Parent has first used its reasonable efforts to consult with (but not to obtain the consent of) the Company about the form and substance of such disclosure.

     10.11 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in
Article 9 hereof.

     10.12 DISPUTE RESOLUTION. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or the transactions contemplated hereby, including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an "Arbitrable Claim"), shall be settled by final and binding arbitration conducted in San Francisco, California. All such Arbitrable Claims shall be settled by three (3) arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association ("AAA"). Such arbitrators shall be provided through AAA by mutual agreement of the parties; provided, that, absent such agreement, the arbitrators shall be appointed by AAA. In either event, such arbitrators may not have any preexisting, direct or indirect relationship with any party to the dispute. EACH PARTY HERETO EXPRESSLY CONSENTS TO, AND WAIVES ANY FUTURE OBJECTION TO, SUCH FORUM AND ARBITRATION RULES. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as required by law (including, without limitation, the rules and regulations of the SEC and the New York Stock Exchange if applicable), neither party nor the arbitrators shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. NOTWITHSTANDING THE FOREGOING SENTENCE, THIS DISPUTE RESOLUTION PROCEDURE IS INTENDED TO BE THE EXCLUSIVE METHOD OF RESOLVING ANY ARBITRABLE CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT. The arbitration procedures shall follow the substantive law of the State of California, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail. The arbitrators shall determine the prevailing party and shall include in their award that party's reasonable attorneys' fees and costs.

     10.13 WAIVER OF JURY TRIAL. Consistent with the intention of Section 10.12, each signatory to this Agreement hereby waives its respective right to a jury trial of any permitted claim or cause of action arising out of this Agreement, any of the transactions contemplated hereby, or any dealings between any of the signatories hereto relating to the subject matter of this Agreement or any of the transactions contemplated hereby. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this agreement or any of the transactions contemplated hereby, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this agreement, any of the transactions contemplated hereby or to any other document or agreement relating to the transactions contemplated hereby.

     10.14 SERVICE OF PROCESS; CONSENT TO JURISDICTION.

          (a) SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY'S ADDRESS SET FORTH HEREIN, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER CALIFORNIA LAW.

          (b) CONSENT AND JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA OR, IF SUCH COURT DOES NOT HAVE JURISDICTION OR WILL NOT ACCEPT JURISDICTION, IN ANY COURT OF GENERAL JURISDICTION IN THE COUNTY OF SANTA CLARA, CALIFORNIA; (II) CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND
(III) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.

     10.15 ATTORNEY FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement in accordance with the provisions hereof, the prevailing party shall be entitled to recover its actual out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees reasonably incurred in connection with such action, including any appeal of such action.

                                   * * * * * *

        IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                   VARIAN MEDICAL SYSTEMS, INC.
                                   a Delaware corporation

                                   By:  /s/ RICHARD LEVY
                                      -----------------------------------------
                                        Name:   Richard Levy
                                        Title:  CEO and President

                                   VARIAN MEDICAL SYSTEMS NEW ZEALAND, LTD.
                                   a Delaware corporation

                                   By:  /s/ JOSEPH B. PHAIR
                                      -----------------------------------------
                                        Name:   Joseph B. Phair
                                        Title:  Secretary

                                   IMPAC MEDICAL SYSTEMS, INC.
                                   a California corporation

                                   By:  /s/ JOSEPH K. JACHINOWSKI
                                      -----------------------------------------
                                        Name:   Joseph K. Jachinowski
                                        Title:  CEO and President